UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 975-4321

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 20, 2007, CBS Corporation (the “Company”) and CBS Operations Inc., the guarantor, entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), with respect to the Company’s issuance and sale of $700,000,000 aggregate principal amount of its 6.750% Senior Notes due 2056 (the “Notes”). The offering is being made pursuant to the Company’s effective registration statement on Form S-3 ( No. 333-52728, No. 333-62052, and No. 333-62052-1). The Underwriting Agreement has been filed as Exhibit 1.1, the form of Note has been filed as Exhibit 4.1 and the form of guarantee has been filed as Exhibit 4.2 to this Current Report on Form 8-K, and each is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.	The following exhibits are filed as part of this report on Form 8-K:

Exhibit No.	Description of Exhibit

1.1

Underwriting Agreement, dated March 20, 2007, among CBS Corporation, CBS Operations Inc., and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto.

4.1	Form of Note

4.2	Form of Guarantee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION (Registrant)
By:	/s/ LOUIS J. BRISKMAN
Name: Louis J. Briskman Title: Executive Vice President and General Counsel

Date: March 26, 2007

EXHIBITS

Exhibit No.	Description

1.1

Underwriting Agreement, dated March 20, 2007, among CBS Corporation, CBS Operations Inc., and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named in Schedule 1 thereto.

4.1	Form of Note

4.2	Form of Guarantee